UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 31, 2007

SYNPLICITY, INC.

(Exact name of registrant as specified in its charter)

California	000-31545	77-0368779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 West California Avenue

Sunnyvale, CA 94086

(Address of principal executive offices, including zip code)

(650) 215-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On August 31, 2007, Scott J. Stallard notified Synplicity, Inc. (the “Company”) in writing of his resignation from his position as a member of the Company’s Board of Directors (the “Board”), effective immediately. Mr. Stallard, who serves as Hewlett-Packard Company’s senior vice president, Business Critical Systems (BCS) global business unit, indicated that his resignation is due to the time constraints of his current employment. Mr. Stallard has been a member of the Company’s Board since 2000.

Mr. Stallard was a member of the Compensation, Audit and the Nominating and Governance Committees of the Board at the time of his resignation. There are no disagreements between the Company and Mr. Stallard that caused or contributed to Mr. Stallard’s resignation. Mr. Stallard’s term of office on the Board was scheduled to expire at the close of the 2008 annual general meeting of shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNPLICITY, INC.

Date: September 6, 2007	/s/ Gary Meyers
Gary Meyers
Chief Executive Officer, President and Director (Principal Executive Officer)

/s/ John J. Hanlon
John J. Hanlon
Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)